Exhibit 21
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                                  Subsidiaries
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         The Registrant operates one subsidiary,  Webster Bank. Webster Bank has
five  wholly  owned  subsidiaries,   Webster  investment  Services,   Inc.,  FCB
Properties, Inc., Bristol Mortgage Corporation, Bristol Financial Services, Inc. ("BFSI"), and Omni Financial Services, Inc. In addition, BFSI has one wholly owned subsidiary, Pequabuck Capital Corporation.






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